As filed with the Securities and Exchange Commission on February 25, 2025
Registration No. 333-262770
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
  Post-Effective Amendment No. 1
to
Form S-3ASR
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________

Masimo Corporation
(Exact name of registrant as specified in its charter)
________________________________________________

Delaware	33-0368882
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
52 Discovery Irvine, California 92618 (949) 297-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________________________________________
Micah Young
Executive Vice President & Chief Financial Officer
Masimo Corporation
52 Discovery
Irvine, California 92618
(949) 297-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 _________________________________________________________
 Copy to:
Richard Brand
Erica Hogan
White & Case LLP
1221 Avenue of the Americas
New York, NY, 10020
(212) 504-5757
 ________________________________________________________
Approximate date of commencement of proposed sale to the public: Not applicable
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

DEREGISTRATION OF SECURITIES
Masimo Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Amendment No. 1”) to its Registration Statement on Form S-3 ASR (File No. 333-262770) filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2022 (the “Prior Registration Statement”) to deregister all securities registered with the Commission on the Prior Registration Statement that remain unsold as of the date of this Amendment No. 1. Pursuant to the Prior Registration Statement, an unspecified number of debt securities; common stock, par value $0.001 per share; preferred stock, par value $0.001 per share; depositary shares; warrants and rights (collectively, the “Securities”) were registered for possible issuance from time to time at indeterminate prices. The Registrant hereby deregisters all of the Securities registered on the Prior Registration Statement that have not been sold thereunder as of the date hereof, and terminates the effectiveness of the Prior Registration Statement. The Securities are being removed from registration because the Securities are no longer being offered or sold pursuant to the Prior Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 25, 2025.

MASIMO CORPORATION

By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President, Finance and Chief Financial Officer
(Principal Financial Officer)